Promissory Note

$175,173.00

The undersigned ("Borrower") hereby promises to pay to the order of Impulse
Communications, Inc. ("Holder") the principal sum of $175,173.00 with interest on the unpaid balance of principal at a rate hereinafter provided until paid in full. From time to time lender may advance additional sums to borrower, which shall increase the principal due under the note but not affect any other provisions hereof.

The rate of interest payable hereunder shall be 6% per annum. Interest will be computed on the basis of a 360 day year and shall be paid monthly in arrears on the 1st day of each month.

The maturity date will be upon demand.  At the time of maturity all of the outstanding principal together with any outstanding interest shall be due and payable to the Holder.  Although the note is due on demand it is not expected to be called within the next 12 months.

I agree to the following:

/s/ Eric Borgos                                      December 31st, 2000
_________________                                    ______________________
Borrower                                             Date